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Exhibit 23.1--Consent of Ernst & Young LLP




We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Deferred Compensation Plan and Amended and Restated Deferred Compensation Plan for Directors of AmSouth Bancorporation of our report dated January 31, 1997, with respect to the consolidated financial statements of AmSouth Bancorporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                                        /s/ Ernst & Young LLP
                                                        ---------------------
                                                        Ernst & Young LLP

Birmingham, Alabama
December 3, 1997